                                                                    EXHIBIT 23.2


                         INDEPENDENT ACCOUNTANTS' CONSENT


The Board of Directors
VerticalOne Corporation:


We consent to the incorporation by reference in the Form 8-K of Security First Technologies Corporation of our report dated September 21, 1999, relating to the balance sheet of VerticalOne Corporation as of December 31, 1998, and the related statements of operations, shareholders' deficit, and cash flows for the period from inception (October 8, 1998) through December 31, 1998, which report appears in the registration statement on Form S-4 of Security First
Technologies Corporation dated October 12, 1999.




                                   /s/ KPMG LLP



Atlanta, Georgia
November 17, 1999